Helius Medical Technologies, Inc. Names Jennifer Laux as Chief Commercialization Officer

NEWTOWN, Pa., July 12, 2018 (GLOBE NEWSWIRE) -- Helius Medical Technologies, Inc. (NASDAQ:HSDT) (TSX:HSM) (“Helius” or the “Company”), a neurotech company focused on neurological wellness, is pleased to announce the appointment of Jennifer Laux as Chief Commercialization Officer, effective July 9, 2018.

“We are delighted to have someone with Jennifer’s exceptional skills and experience in this role,” said Helius’ CEO, Philippe Deschamps. “Her experience growing commercial organizations and bringing global products to market will be invaluable as Helius enters its next stage of growth.”

”I’m thrilled to join the Helius team, as we prepare to commercialize the company’s innovative PoNSTM technology, for the treatment of chronic balance disorders associated with mild to moderate traumatic brain injury,” said Ms. Laux.  “Helius is positioning itself to serve this large, high unmet needs market and continue to develop its innovative technology, with the goal of addressing the symptoms of other neurological diseases or trauma.”

Ms. Laux brings extensive experience in leading successful global commercialization strategies and new product launches.  Prior to joining Helius, Ms. Laux was Vice President at Inovio Pharmaceuticals, Inc., where she headed commercial, launch, and new product strategy and was instrumental in prioritizing the portfolio of commercial assets and developing the go-to-market strategy for the company’s lead asset.  Before joining Inovio, Ms. Laux was Vice-President of marketing at Boehringer Ingelheim, where she directed strategy execution, brand planning, and sales for the company’s cardiovascular franchise.  Prior to this, Ms. Laux served for 17 years at Merck & Co., Inc., where she held numerous marketing leadership positions in Merck’s cardiovascular, oncology, women’s health, and specialty franchises.

Ms. Laux earned a B.A. in International Studies and English from Georgetown University and an M.B.A. and M.A. in Marketing and International Studies from the Wharton School and Joseph H. Lauder Institute at the University of Pennsylvania.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a neurotech company focused on neurological wellness. The Company’s purpose is to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. The Company’s first product in development is the Portable Neuromodulation Stimulator (PoNSTM).  For more information, visit www.heliusmedical.com.

About the PoNS Device and PoNS Treatment

The Portable Neuromodulation Stimulator (PoNS) is an investigational, non-invasive, medical device.

PoNS Treatment is the first and only tongue-delivered neuromodulation that combines stimulation of cranial nerves with physical and cognitive therapy to restore lost neurological function.  The Company’s trials investigating the PoNS in traumatic brain injury are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws.

All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, the company’s future operations, including future regulatory submissions and approvals or other business initiatives and objectives.

Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects”, “estimate”, “intend” and similar expressions.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the Company’s need to raise additional capital to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com.

The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Investor Relations Contact:

Westwicke Partners on behalf of Helius Medical Technologies, Inc.

Mike Piccinino, CFA

443-213-0500

info@heliusmedical.com